UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

Filana Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41905	91-1911336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6801 N Capital of Texas Highway, Building 1; Suite 300
Austin, Texas 78731
(Address of Principal Executive Offices) (Zip Code)

(512) 501-2444
(Registrant's telephone number, including area code)

Cassava Sciences, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

Effective March 10, 2026, Cassava Sciences, Inc. changed its legal name (the “Name Change”) to Filana Therapeutics, Inc. (the “Company”). The Company filed with the Secretary of State of the State of Delaware an amendment to its Restated Certificate of Incorporation of Cassava Sciences, Inc. (the “Certificate of Amendment”) to effect the Name Change as of March 10, 2026. The Company’s board of directors also adopted amended and restated By-Laws of the Company (“Amended By-Laws”) reflecting the Name Change, effective as of March 10, 2026. In addition to the Name Change, the Amended By-laws also clarify and modernize certain provisions relating to stockholder and board meetings, advance notice requirements, director terms, special meetings, inspectors of election, and uncertificated shares. There were no changes to the Restated Certificate of Incorporation other than the Name Change.

Copies of the Certificate of Amendment, as filed with the Secretary of State of the State of Delaware, and the Amended By-Laws, are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Effective March 11, 2026, shares of the Company’s common stock, par value $0.001 per share, will trade on the Nasdaq Stock Market under the ticker symbol “FLNA”.

In connection with the Name Change, the Company has changed its existing corporate website address from  www.cassavasciences.com to www.filanatx.com (the “New Website”). The Company’s investor relations information, including press releases and links to the Company’s SEC filings, will now be found on the New Website. The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the Company’s corporate governance documents, including the charters of the committees of the Company’s board of directors, Corporate Governance Principles and Code of Conduct, are available on the New Website. Any amendment to or waivers of the Code of Conduct will be disclosed on the New Website. The website references herein are inactive textual references and the contents of such websites are not incorporated by reference in this Current Report on Form 8-K.

Item 7.01.  Regulation FD Disclosure.

A copy of the Company’s press release announcing the Name Change is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Forward Looking Statements

This Form 8-K contains certain statements concerning the Company that are considered forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements include terms, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements involve risks and uncertainties and the Company’s actual results and the timing of events may differ significantly from the results discussed in the forward-looking statements. The Company cannot assure that it will realize the results or developments that the Company expects or anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way it expects. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof.  The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment, as filed with the Secretary of State of the State of Delaware, effective March 10, 2026

3.2	Amended and Restated By-Laws of Filana Therapeutics, Inc., dated as of March 10, 2026

99.1	Press Release issued by Filana Therapeutics, Inc. on March 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Filana Therapeutics, Inc.
a Delaware corporation

Date: March 10, 2026	By:	/s/ Eric J. Schoen
Eric J. Schoen
Chief Financial Officer